Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

November 2, 2021

THIRD QUARTER 2021 OPERATING RESULTS AND 2022 GUIDANCE

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 2, 2021 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2021. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	(in thousands, except per share data)
Revenues	$180,357		$158,633		$539,146		$497,397

Net earnings available to common stockholders	$78,448		$51,584	(1)	$199,088		$154,057	(1)
Net earnings per common share	$0.45		$0.30	(1)	$1.14		$0.89	(1)

FFO available to common stockholders	$124,621		$106,423		$347,304		$320,670
FFO per common share	$0.71		$0.62		$1.99		$1.87

Core FFO available to common stockholders	$124,621		$106,423		$368,632		$337,349
Core FFO per common share	$0.71		$0.62		$2.11		$1.96

AFFO available to common stockholders	$131,753	(2)	$106,690	(3)	$399,660	(2)	$311,680	(3)
AFFO per common share	$0.75	(2)	$0.62	(3)	$2.29	(2)	$1.81	(3)

(1)

Includes a write-off of $14,758 (or $0.09 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and nine months ended September 30, 2020.

(2)

Amounts include $4,294 and $21,996 of net straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and nine months ended September 30, 2021, respectively. Excluding such, AFFO per common share would have been $0.73 and $2.16 for the quarter and nine months ended September 30, 2021, respectively.

(3)

Amounts exclude $8,499 and $38,938 of net straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and nine months ended September 30, 2020, respectively. Including such, AFFO per common share would have been $0.67 and $2.04 for the quarter and nine months ended September 30, 2020, respectively.

Third Quarter 2021 Highlights:

•
As of October 27, 2021, NNN had collected approximately 99% of rent originally due for the quarter ended September 30, 2021, and approximately 99% of rent originally due in October 2021
•
Maintained high occupancy levels at 98.6%, with a weighted average remaining lease term of 10.6 years, at September 30, 2021 as compared to 98.3% at June 30, 2021 and 98.5% at December 31, 2020
•
Invested $246.8 million in property investments, including the acquisition of 49 properties with an aggregate 561,000 square feet of gross leasable area at an initial cash yield of 6.4%
•
Sold 27 properties for $30.5 million producing $9.5 million of gains on sales

Third Quarter 2021 Highlights (continued):

•
Issued $450 million principal amount of 3.000% senior unsecured notes due 2052
•
Ended the quarter with $543.5 million of cash and no amounts drawn on the $1.1 billion bank credit facility

Highlights for the nine months ended September 30, 2021:

•
Invested $455.4 million in property investments, including the acquisition of 107 properties with an aggregate 1,090,000 square feet of gross leasable area at an initial cash yield of 6.5%
•
Sold 53 properties for $71.0 million producing $17.9 million of gains on sales
•
Raised $3.1 million net proceeds from the issuance of 76,666 common shares
•
Issued $450 million principal amount of 3.500% senior unsecured notes due 2051
•
Issued $450 million principal amount of 3.000% senior unsecured notes due 2052
•
Redeemed $350 million principal amount of 3.300% senior unsecured notes due 2023
•
Expanded line of credit borrowing capacity from $900 million to $1.1 billion, reduced pricing from LIBOR plus 87.5 basis points to LIBOR plus 77.5 basis points, and extended maturity to June 2025.
•
Weighted average debt maturity increased to 14.9 years

NNN has entered into rent deferral lease amendments with certain tenants, for an aggregate $4,758,000 and $52,019,000 of rent originally due for the years ending December 31, 2021 and 2020, respectively. The rent deferral lease amendments require the deferred rents to be repaid at a later time during the lease term. Approximately $3,259,000 of deferred rent was repaid in 2020 and $27,087,000 of deferred rent was repaid during the nine months ended September 30, 2021.

Core FFO guidance for 2021 was increased from a range of $2.75 to $2.80 per share to a range of $2.80 to $2.84 per share. The 2021 AFFO is estimated to be $3.00 to $3.04 per share. The Core FFO guidance equates to net earnings of $1.64 to $1.68 per share, plus $1.16 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, any charges for impairments, preferred stock redemption charges and loss on early extinguishment of debt. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The company also announced 2022 Core FFO guidance of $2.90 to $2.97 per share and estimated 2022 AFFO to be $2.99 to $3.06 per share. The Core FFO guidance equates to net earnings of $1.73 to $1.80 per share, plus $1.17 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, and any charges for impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: "We are pleased to report another solid quarter for National Retail Properties, with increasing acquisition volume, continued high occupancy and rent collections, and a rock solid balance sheet. Our impressive performance positions us to once again raise guidance for 2021 and to announce 2022 guidance that reflects our long-term strategy to consistently produce mid-single digits growth per share on a multi-year basis."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2021, the company owned 3,195 properties in 48 states with a gross leasable area of approximately 33.0 million square feet and with a weighted average remaining lease term of 10.6 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 2, 2021, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2021. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs, loss on early extinguishment of debt or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021		2020
Income Statement Summary
Revenues:
Rental income	$180,024	$157,865	$537,226		$495,891
Interest and other income from real estate transactions	333	768	1,920		1,506
	180,357	158,633	539,146		497,397

Operating expenses:
General and administrative	11,077	9,419	34,693		28,914
Real estate	6,521	6,345	20,865		20,304
Depreciation and amortization	50,976	49,404	151,831		147,528
Leasing transaction costs	86	—	146		36
Impairment losses – real estate, net of recoveries	4,781	5,695	14,647		33,062
	73,441	70,863	222,182		229,844
Gain on disposition of real estate	9,473	148	17,935		13,637
Earnings from operations	116,389	87,918	334,899		281,190

Other expenses (revenues):
Interest and other income	(61)	(74)	(159)		(345)
Interest expense	33,518	31,924	101,190	(1)	97,347	(2)
Loss on early extinguishment of debt	—	—	21,328		16,679
	33,457	31,850	122,359		113,681

Net earnings	82,932	56,068	212,540		167,509
Loss attributable to noncontrolling interests	1	1	3		3

Net earnings attributable to NNN	82,933	56,069	212,543		167,512
Series F preferred stock dividends	(4,485)	(4,485)	(13,455)		(13,455)
Net earnings available to common stockholders	$78,448	$51,584	$199,088		$154,057

Weighted average common shares outstanding:
Basic	174,629	172,681	174,610		171,707
Diluted	174,739	172,782	174,716		171,815

Net earnings per share available to common stockholders:
Basic	$0.45	$0.30	$1.14		$0.89
Diluted	$0.45	$0.30	$1.14		$0.89

(1)	Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the nine months ended September 30, 2021.
(2)	Includes $2,291 in connection with the redemption of 3.80% senior unsecured notes due 2022 for the nine months ended September 30, 2020.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2021	2020		2021	2020
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$78,448	$51,584	(1)	$199,088	$154,057	(1)
Real estate depreciation and amortization	50,865	49,292		151,504	147,188
Gain on disposition of real estate	(9,473)	(148)		(17,935)	(13,637)
Impairment losses – depreciable real estate, net of recoveries	4,781	5,695		14,647	33,062
Total FFO adjustments	46,173	54,839		148,216	166,613
FFO available to common stockholders	$124,621	$106,423		$347,304	$320,670

FFO per common share:
Basic	$0.71	$0.62		$1.99	$1.87
Diluted	$0.71	$0.62		$1.99	$1.87

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$78,448	$51,584	(1)	$199,088	$154,057	(1)
Total FFO adjustments	46,173	54,839		148,216	166,613
FFO available to common stockholders	124,621	106,423		347,304	320,670

Loss on early extinguishment of debt	—	—		21,328	16,679
Total Core FFO adjustments	—	—		21,328	16,679
Core FFO available to common stockholders	$124,621	$106,423		$368,632	$337,349

Core FFO per common share:
Basic	$0.71	$0.62		$2.11	$1.96
Diluted	$0.71	$0.62		$2.11	$1.96

(1)

Includes a write-off of $14,758 (or $0.09 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and nine months ended September 30, 2020.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$78,448		$51,584	(1)	$199,088		$154,057	(1)
Total FFO adjustments	46,173		54,839		148,216		166,613
Total Core FFO adjustments	—		—		21,328		16,679
Core FFO available to common stockholders	124,621		106,423		368,632		337,349

Straight-line accrued rent, net of reserves	3,400		(2,419)		19,091		(33,464)
Net capital lease rent adjustment	77		61		262		144
Below-market rent amortization	(156)		(301)		(430)		(711)
Stock based compensation expense	3,898		3,258		12,320		9,580
Capitalized interest expense	(87)		(332)		(215)		(1,218)
Total AFFO adjustments	7,132		267		31,028		(25,669)
AFFO available to common stockholders	$131,753	(2)	$106,690	(3)	$399,660	(2)	$311,680	(3)

AFFO per common share:
Basic	$0.75	(2)	$0.62	(3)	$2.29	(2)	$1.82	(3)
Diluted	$0.75	(2)	$0.62	(3)	$2.29	(2)	$1.81	(3)

Other Information:
Rental income from operating leases(4)	$175,833		$153,825		$522,787		$481,858
Earned income from direct financing leases(4)	$154		$161		$469		$487
Percentage rent(4)	$195		$160		$530		$728

Real estate expense reimbursement from tenants(4)	$3,842		$3,719		$13,440		$12,818
Real estate expenses	(6,521)		(6,345)		(20,865)		(20,304)
Real estate expenses, net of tenant reimbursements	$(2,679)		$(2,626)		$(7,425)		$(7,486)

Amortization of debt costs	$1,139		$1,082		$4,022	(5)	$3,924	(6)
Scheduled debt principal amortization (excluding maturities)	$157		$149		$469		$443
Non-real estate depreciation expense	$114		$114		$336		$347

(1)

Includes a write-off of $14,758 (or $0.09 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and nine months ended September 30, 2020.

(2)

Amounts include the net straight-line accrued rent impact of the rent deferral repayments from the COVID-19 rent deferral lease amendments of $4,294 and $21,996 for the quarter and nine months ended September 30, 2021, respectively. Excluding such, AFFO per common share would have been $0.73 and $2.16 for the quarter and nine months ended September 30, 2021, respectively.

(3)

Amounts exclude $8,499 and $38,938 of straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments quarter and nine months ended September 30, 2020, respectively. Including such, AFFO per common share would have been $0.67 and $2.04 for the quarter and nine months ended September 30, 2020, respectively.

(4)

For the quarter and nine months ended September 30, 2021, the aggregate of such amounts is $180,024 and $537,226, respectively, and is classified as rental income on the income statement summary. For the quarter and nine months ended September 30, 2020, the aggregate of such amounts is $157,865 and $495,891, respectively.

(5)	Includes $745 in connection with the redemption of the 3.30% senior unsecured notes due 2023 for the nine months ended September 30, 2021.
(6)	Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the nine months ended September 30, 2020.

Earnings Guidance:

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

	2021 Guidance	2022 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, preferred stock redemption charges and loss on early extinguishment of debt	$1.64 - $1.68 per share	$1.73 - $1.80 per share
Real estate depreciation and amortization per share	$1.16 per share	$1.17 per share
Core FFO per share	$2.80 - $2.84 per share	$2.90 - $2.97 per share
AFFO per share(1)	$3.00 - $3.04 per share	$2.99 - $3.06 per share
General and administrative expenses	$46 - $48 Million	$45 - $47 Million
Real estate expenses, net of tenant reimbursements	$10 - $11 Million	$10 - $12 Million
Acquisition volume	$550 - $600 Million	$550 - $650 Million
Disposition volume	$80 - $100 Million	$80 - $100 Million

(1)

Estimates include the net straight-line accrued rent impact of the rent repayment from the COVID-19 rent deferral lease amendments of $24.9 million for 2021 and $5.4 million for 2022. Absent such, AFFO per common share guidance would have been $2.86 - $2.90 per share for 2021 and $2.96 - $3.03 for 2022.

National Retail Properties, Inc.

(in thousands)

(unaudited)

	September 30, 2021	December 31, 2020
Balance Sheet Summary

Assets:
Real estate portfolio	$7,442,473	$7,212,655
Real estate held for sale	9,709	5,671
Cash and cash equivalents	543,526	267,236
Receivables, net of allowance of $693 and $835, respectively	2,128	4,338
Accrued rental income, net of allowance of $4,922 and $6,947, respectively	34,341	53,958
Debt costs, net of accumulated amortization of $18,810 and $17,294, respectively	7,960	1,917
Other assets	92,808	92,069
Total assets	$8,132,945	$7,637,844

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	10,875	11,395
Notes payable, net of unamortized discount and unamortized debt costs	3,734,764	3,209,527
Accrued interest payable	52,803	19,401
Other liabilities	74,360	78,217
Total liabilities	3,872,802	3,318,540

Stockholders' equity of NNN	4,260,142	4,319,300
Noncontrolling interests	1	4
Total equity	4,260,143	4,319,304

Total liabilities and equity	$8,132,945	$7,637,844

Common shares outstanding	175,616	175,233

Gross leasable area, Property Portfolio (square feet)	33,005	32,461

National Retail Properties, Inc.

Debt Summary

As of September 30, 2021

(in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 77.5 bps	—%	June 2025

Unsecured notes payable:
2024	350,000	349,782	3.900%	3.924%	June 2024
2025	400,000	399,558	4.000%	4.029%	November 2025
2026	350,000	347,814	3.600%	3.733%	December 2026
2027	400,000	398,956	3.500%	3.548%	October 2027
2028	400,000	397,878	4.300%	4.388%	October 2028
2030	400,000	398,892	2.500%	2.536%	April 2030
2048	300,000	295,964	4.800%	4.890%	October 2048
2050	300,000	294,128	3.100%	3.205%	April 2050
2051	450,000	441,681	3.500%	3.602%	April 2051
2052	450,000	439,586	3.000%	3.118%	April 2052
Total	3,800,000	3,764,239

Total unsecured debt(1)	$3,800,000	$3,764,239

Debt costs		(38,145)
Accumulated amortization		8,670
Debt costs, net of accumulated amortization		(29,475)
Notes payable, net of unamortized discount and unamortized debt costs		$3,734,764

(1)	Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 14.9 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$10,901	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	121
Debt costs, net of accumulated amortization	(26)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$10,875

(1)	Includes unamortized premium

National Retail Properties, Inc.

Debt Summary

As of September 30, 2021

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2021, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	September 30, 2021
Maximum leverage ratio	< 0.60	0.36
Minimum fixed charge coverage ratio	> 1.50	4.40
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.85
Unencumbered interest ratio	> 1.75	5.03

Unsecured Notes Key Covenants	Required	September 30, 2021
Limitation on incurrence of total debt	≤ 60%	39.1%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.54
Maintenance of total unencumbered assets	≥ 150%	256%

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of September 30,		% of Rent Collections Quarter Ended
Line of Trade		2021(1)	2020(2)	September 30, 2021(3)
1.	Convenience stores	17.6%	18.2%	99.8%
2.	Automotive service	12.1%	10.2%	99.7%
3.	Restaurants – full service	9.9%	10.5%	94.7%
4.	Restaurants – limited service	9.0%	8.8%	99.7%
5.	Family entertainment centers	5.9%	6.7%	99.8%
6.	Health and fitness	5.1%	5.3%	100.0%
7.	Theaters	4.5%	4.5%	99.8%
8.	Recreational vehicle dealers, parts and accessories	4.0%	3.5%	99.8%
9.	Equipment rental	3.2%	2.6%	100.0%
10.	Automotive parts	3.1%	3.1%	98.3%
11.	Home improvement	2.5%	2.6%	99.5%
12.	Wholesale clubs	2.5%	2.6%	99.4%
13.	Medical service providers	2.1%	2.2%	98.1%
14.	Furniture	1.7%	1.7%	99.8%
15.	General merchandise	1.7%	1.7%	100.0%
16.	Consumer electronics	1.5%	1.5%	100.0%
17.	Home furnishings	1.5%	1.6%	100.0%
18.	Travel plazas	1.5%	1.5%	100.0%
19.	Drug stores	1.3%	1.5%	100.0%
20.	Automobile auctions, wholesale	1.3%	1.1%	100.0%
	Other	8.0%	8.6%	98.4%
	Total	100.0%	100.0%	99.1%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.1%	6.	Georgia	4.6%
2.	Florida	8.7%	7.	Indiana	4.0%
3.	Ohio	5.6%	8.	Tennessee	3.8%
4.	Illinois	5.4%	9.	Virginia	3.4%
5.	North Carolina	4.7%	10.	California	3.3%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.
	(1)	$706,162,000 as of September 30, 2021.
	(2)	$674,077,000 as of September 30, 2020.
(3)	Rent collections received as of October 27, 2021, excluding the repayment of amounts previously deferred according to the rent deferral lease amendments.

National Retail Properties, Inc.

Property Portfolio

Top 20 Tenants

		Properties	% of Total(1)
1.	7-Eleven	139	4.9%
2.	Mister Car Wash	121	4.7%
3.	Camping World	47	4.2%
4.	LA Fitness	30	3.7%
5.	GPM Investments (Convenience Stores)	153	3.2%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	3.1%
7.	AMC Theatre	20	2.9%
8.	Couche Tard (Pantry)	79	2.6%
9.	BJ's Wholesale Club	12	2.5%
10.	Sunoco	59	2.1%
11.	Mavis Tire Express Services	123	2.1%
12.	Frisch's Restaurants	70	1.9%
13.	Main Event	18	1.8%
14.	Fikes (Convenience Stores)	59	1.7%
15.	Chuck E. Cheese's	53	1.6%
16.	Best Buy	16	1.5%
17.	Bob Evans	106	1.5%
18.	Life Time Fitness	3	1.5%
19.	Dave & Buster's	11	1.4%
20.	Pull-A-Part	20	1.4%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2021	0.4%	16	159,000	2027	6.9%	187	2,838,000
2022	4.2%	104	1,196,000	2028	4.7%	157	1,245,000
2023	2.6%	113	1,402,000	2029	2.8%	71	987,000
2024	3.3%	93	1,455,000	2030	3.6%	105	1,185,000
2025	6.0%	193	2,029,000	2031	8.9%	198	3,039,000
2026	5.5%	216	2,123,000	Thereafter	51.1%	1,694	14,722,000

(1)	Based on the annual base rent of $706,162,000, which is the annualized base rent for all leases in place as of September 30, 2021.
(2)	As of September 30, 2021, the weighted average remaining lease term is 10.6 years.
(3)	Square feet.

National Retail Properties, Inc.

Rent Deferral Lease Amendments

(in thousands)

The following table outlines the rent deferred and corresponding recapture payback by quarter of the rent deferral lease amendments executed as of September 30, 2021 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,425	$52,019	91.7%	$3,239	$20	$3,259	5.7%	5.7%

2021	Q1	678	2,018	2,696	4.7%	10,059	610	10,669	18.8%	24.5%
	Q2	278	750	1,028	1.8%	8,599	1,751	10,350	18.2%	42.7%
	Q3	34	750	784	1.4%	4,328	1,740	6,068	10.7%	53.4%
	Q4	—	250	250	0.4%	2,949	1,740	4,689	8.3%	61.7%
		990	3,768	4,758	8.3%	25,935	5,841	31,776	56.0%	61.7%

2022	Q1	—	—	—	—	1,780	2,283	4,063	7.2%	68.9%
	Q2	—	—	—	—	1,729	2,284	4,013	7.1%	76.0%
	Q3	—	—	—	—	1,201	2,284	3,485	6.1%	82.1%
	Q4	—	—	—	—	681	2,284	2,965	5.2%	87.3%
		—	—	—	—	5,391	9,135	14,526	25.6%	87.3%

2023		—	—	—	—	19	3,334	3,353	5.9%	93.2%

2024		—	—	—	—	—	1,932	1,932	3.4%	96.6%

2025		—	—	—	—	—	1,931	1,931	3.4%	100.0%

		$34,584	$22,193	$56,777		$34,584	$22,193	$56,777